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                                                                   Exhibit 99.3

                        Mohegan Tribal Gaming Authority
                             Offer to Exchange its
                8% Senior Subordinated Notes Due April 1, 2012
          Which Have Been Registered Under the Securities Act of 1933
                      For Any and All of its Outstanding
                8% Senior Subordinated Notes Due April 1, 2012
              Pursuant to the Prospectus Dated [         ], 2002

TO: BROKERS, DEALERS, COMMERCIAL BANKS,
    TRUST COMPANIES AND OTHER NOMINEES:

   The Mohegan Tribal Gaming Authority (the "Authority") is offering to exchange (the "Exchange Offer"), upon and subject to the terms and conditions
set forth in the enclosed Prospectus, dated [         ], 2002 (the
"Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), its 8% Senior Subordinated Notes due April 1, 2012 which have been registered under the Securities Act of 1933 (the "Exchange Notes") for any and all of its outstanding 8% Senior Subordinated Notes due April 1, 2012 (the "Outstanding Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Authority contained in the Registration Rights Agreement dated as of February 20, 2002, among the Authority, Banc of America Securities LLC, Salomon Smith Barney Inc., Fleet Securities, Inc., SG Cowen Securities Corporation, Wells Fargo Brokerage Services, LLC, Credit Lyonnais Securities (USA), Commerzbank Capital Markets Corp. and McDonald Investments Inc.

   In connection with the Exchange Offer, we are requesting that you contact your clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee, or who hold Outstanding Notes registered in their own names. The Authority will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. However, you will, upon request, be reimbursed for reasonable out-of-pocket expenses incurred in connection with soliciting acceptances of the Exchange Offer. The Authority will pay or cause to be paid all transfer taxes applicable to the exchange of Outstanding Notes pursuant to the Exchange Offer, except as set forth in the Prospectus and the Letter of Transmittal.

   For your information and for forwarding to your clients, we are enclosing the following documents:

       1. Prospectus dated [             ], 2002;
       2. A Letter of Transmittal for your use and for the information of your clients;
       3. A form of Notice of Guaranteed Delivery; and
       4. A form of letter which may be sent by you to your clients for whose account you hold Outstanding Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

   YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON [         ], 2002 (THE "EXPIRATION DATE"), UNLESS
EXTENDED BY THE AUTHORITY (IN WHICH CASE THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST DATE AND TIME TO WHICH THE EXCHANGE OFFER IS EXTENDED). THE OUTSTANDING NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL, AT ANY TIME PRIOR TO THE EXPIRATION DATE.

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   To participate in the Exchange Offer, a duly executed and properly completed
Letter of Transmittal (or execution on the Depository Trust Company's ATOP system), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Outstanding Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Prospectus and the Letter of Transmittal.

   If holders of Outstanding Notes wish to tender, but it is impracticable for them to forward their certificates for Outstanding Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and the Letter of Transmittal.

   Any inquiries you have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent for the Outstanding Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                          Very truly yours,

                                          Mohegan Tribal Gaming Authority

   NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE AUTHORITY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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